UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 6, 2013

LGI HOMES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36126	46-3088013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

(281) 362-8998

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 6, 2013, LGI Homes, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., JMP Securities LLC and J.P. Morgan Securities LLC, as representatives of the underwriters listed on Schedule I thereto (the “Underwriters”), providing for the offer and sale of an aggregate of 9,000,000 shares of the Company’s common stock issued and sold by the Company at a price of $11.00 per share ($10.23 per share, net of underwriting discount). Pursuant to the Underwriting Agreement, the Company also provided the Underwriters with an option for a period of 30 days to purchase up to an additional 1,350,000 shares of common stock to cover over-allotments. This option was exercised in full on November 8, 2013 and will close concurrently with the closing of the firm shares purchased in connection with the initial public offering on November 13, 2013.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and customary conditions to closing, obligations and termination provisions. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make because of any of those liabilities.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various investment banking services for the Company for which they received or will receive customary fees and expenses.

Item 7.01 Regulation FD Disclosure

On November 7, 2011, the Company announced that it had priced its initial public offering of 9,000,000 shares of common stock. A copy of the press release is furnished as Exhibit 99.1 hereto, and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 6, 2013, by and among LGI Homes, Inc. and the Underwriters named therein.

99.1	Press Release dated November 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LGI HOMES, INC.

Dated: November 8, 2013	By:	/s/ Eric T. Lipar
Eric T. Lipar
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 6, 2013, by and among LGI Homes, Inc. and the Underwriters named therein.

99.1	Press Release dated November 7, 2013.